Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.              Registration Statement (Form S-4 No. 333-186932) of Interval Leisure Group, Inc.,

2.              Registration Statement (Form S-4 No. 333-210533-25) of Interval Leisure Group, Inc.,

3.              Registration Statement (Form S-8 No.333-188727) pertaining to the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan, and

4.              Registration Statement (Form S-8 No. 333-186932) pertaining to the Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Compensation Plan and the Interval Leisure Group, Inc. Deferred Compensation Plan for Non-Employee Directors.

of our report dated February 26, 2016 (except for Note 20, as to which the date is May 4, 2016), with respect to the consolidated financial statements and schedule of Interval Leisure Group, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida

May 4, 2016